UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 5, 2022

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
001-37976	Southwest Gas Holdings, Inc. 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193 (702) 876-7237	Delaware	81-3881866
001-07850	Southwest Gas Corporation 8360 S. Durango Drive Post Office Box 98510 Las Vegas, Nevada 89193 (702) 876-7237	California	88-0085720

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc:

(Title of class)	(Trading symbol)	(Exchange on which registered)
Southwest Gas Holdings, Inc. Common Stock, $1 par value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or
Rule12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.
Cooperation Agreement
On May 6, 2022, Southwest Gas Holdings, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”). In accordance with the terms of the Cooperation Agreement, the Company agreed, among other things, (i) that John P. Hester, the President and Chief Executive Officer of the Company and Southwest Gas Corporation (“SWG” and, together with the Company, “Southwest”) and a member of the Company’s Board of Directors (the “Board”) and the SWG Board of Directors (the “SWG Board” and, together with the Board, the “Southwest Boards”), would retire as President and Chief Executive Officer of Southwest and resign from the Southwest Boards, effective as of May 6, 2022; (ii) to appoint Karen S. Haller, the Company’s Executive Vice President / Chief Legal and Administrative Officer, as President and Chief Executive Officer of Southwest effective as of May 6, 2022 and as a member of the Board, effective immediately following the completion of the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”); (iii) to promptly select a new Chair of the Board and a new Chair of the Nominating and Governance Committee of the Board (the “Nominating Committee”) following the completion of the 2022 Annual Meeting; (iv) that Thomas A. Thomas and Robert L. Boughner would resign as members of the Board immediately following the completion of the 2022 Annual Meeting; (v) to increase the size of the Board, effective immediately following the completion of the 2022 Annual Meeting, by one director, from 10 to 11; and (vi) to appoint each of Andrew W. Evans, Henry Linginfelter and H. Russell Frisby, Jr. to the Board, each of which was designated by the Icahn Group (collectively, the “Icahn Designees”), effective immediately following the completion of the 2022 Annual Meeting. Following the completion of the 2022 Annual Meeting, after taking into account the Board resignations and the Board appointments discussed above, and assuming each of the current directors is elected at the 2022 Annual Meeting, the Board will be comprised of the following directors:

José A. Cárdenas	E. Renae Conley	Andrew W. Evans	H. Russell Frisby, Jr.	Karen S. Haller	Jane Lewis-Raymond

Henry Linginfelter	Anne L. Mariucci	Carlos A. Ruisanchez	A. Randall Thoman	Leslie T. Thornton
Pursuant to the Cooperation Agreement, at any time prior to the date that is ninety (90) days following the date of the Cooperation Agreement (the “Dropdown Date”), the Icahn Group may cause any of the Icahn Designees to resign from the Board (such Icahn Designee, the “Dropdown Person”) and, upon request of the Icahn Group, the Board shall appoint Andrew J. Teno to the Board to fill the vacancy created by the Dropdown Person. Further, the Company has agreed on the Dropdown Date, (x) that José A. Cárdenas will resign from the Board, and (y)(i) to appoint Mr. Teno to the Board, if he has not been previously appointed or (ii) to appoint the Dropdown Person, if Mr. Teno has been previously appointed; provided that, if, prior to Dropdown Date, the Board has resolved to pursue the tax-free
spinoff of Centuri Group, Inc. to the exclusion of other strategic alternatives involving Centuri, then Mr. Cárdenas will not resign and Mr. Teno or the Dropdown Person, as applicable, shall not be so appointed.
The Icahn Group will have the authority to designate a replacement for appointment to the Board for any or all of the Icahn Designees and/or Mr. Teno, as applicable, on the terms set forth in the Cooperation Agreement. In particular, the Icahn Group’s authority to designate replacements and designees for appointment to the Board is subject to certain total ownership thresholds, such that if the Icahn Group, following expiration of the Offer (as defined below), beneficially owns less than 50% of the Tender Offer Closing Amount (as defined in the Cooperation Agreement), then the Icahn Group will lose the right to designate one member of the Board; if the Icahn Group owns less than 35% of the Tender Offer Closing Amount then the Icahn Group will lose the right to designate an additional member of the Board; and if the Icahn Group owns less than 25% of the Tender Offer Closing Amount then the Icahn Group will lose the right to designate any members of the Board.
Under the terms of the Cooperation Agreement, Mr. Icahn will withdraw his slate of director nominees with respect to the 2022 Annual Meeting and vote in favor of the Company’s nominees for election to the Board. In addition, the Cooperation Agreement provides that the Company will amend the Rights Agreement, dated as of October 10, 2021, by and between the Company and Equiniti Trust Company (the “Rights Agreement”) to increase the triggering percentage from 10% to 24.9%. The Icahn Group will amend its previously announced unsolicited tender offer to purchase any and all of the issued and outstanding shares of common stock, par value $1 per share, of the Company (the “Common Stock”) at a price of $82.50 per share, in cash, without interest and less any applicable withholding taxes (the “Offer”), to (i) provide that the number of shares of Common Stock to be purchased in the Offer shall not exceed that number of shares of Common Stock which, together with the shares of Common Stock beneficially owned by the Icahn Group and the Icahn Affiliates and Associates (each as defined in the Cooperation Agreement), would exceed 24.9% of the then outstanding shares of Common Stock, (ii) extend the expiration date of the Offer (the “Expiration Date”) to May 20, 2022 and that the Offer will not be further extended or amended, and (iii) to waive any conditions to the Offer that have not been satisfied and to consummate the Offer and pay for the tendered shares of Common Stock as promptly as practicable after the Expiration Date.
Pursuant to the Cooperation Agreement, the Icahn Group has also agreed to cause the parties to the action filed by Icahn Partners LP and Icahn Partners Master Fund LP in the Court of Chancery of the State of Delaware on November 29, 2021 (Civil Action No. 2021-1031-KSJM), naming as defendants the Company and certain directors and officers of the Company, to file a fully executed stipulation of dismissal.

The Cooperation Agreement requires the Board to expand the Strategic Transactions Committee of the Board (the “Strategic Transactions Committee”) from three directors to six directors, comprised of the current members of the Strategic Transactions Committee and the three Icahn Designees. For so long as the Icahn Group has the right to designate at least three members of the Board, three of such designees shall be included on the Strategic Transactions Committee. If the Icahn Group only has the right to designate two members of the Board, then both of such designees shall serve on the Strategic Transactions Committee. The Cooperation Agreement requires certain transactions to be approved by the Strategic Transactions Committee and sets forth certain deadlock procedures of the Strategic Transactions Committee applicable to certain decisions. Pursuant to the Cooperation Agreement, the Company also agreed to offer at least one of the Icahn Designees the opportunity to be a member of any currently existing or new committee of the Board, subject to certain limitations set forth in the Cooperation Agreement.
The Cooperation Agreement also includes other customary voting, standstill and non-disparagement
provisions. Absent an uncured breach of the material provisions of the Cooperation Agreement by the Company, and subject to the qualifications set forth therein, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) thirty (30) days prior to the expiration of the advance notice deadline for the submission of director nominees (the “Nomination Deadline”) in connection with the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”) and (ii) in the event a definitive agreement has been entered into in respect of a Transaction Event, defined in the Cooperation Agreement as (x) the sale, transfer or other disposition of more than 90% of the outstanding equity securities (whether by merger, tender offer or otherwise) or all or substantially all of the assets of SWG or (y) any acquisition or purchase by any third party that, if consummated, would result in such third party becoming the beneficial owner, directly or indirectly, of equity securities of the Company representing more than 90% of the voting power of the outstanding voting equity securities (whether by merger, tender offer or otherwise) of the Company or all or substantially all of the assets of the Company, in each case with respect to (x) and (y), for which the definitive agreement for such transaction contains the remedy of specific performance, a termination fee or other customary remedy for transactions of a similar nature, thirty (30) days prior to the Nomination Deadline in connection with the Company’s 2024 annual meeting of stockholders.
Pursuant to the Cooperation Agreement and absent an uncured breach of the material provisions of the Cooperation Agreement by the Company, the Icahn Group has agreed to vote its shares of Common Stock, including any shares of Common Stock owned directly or indirectly by any Icahn Affiliate (as defined in the Cooperation Agreement), to be present for quorum purposes and to be voted, at the 2022 Annual Meeting or any adjournment or postponement thereof, (i) for each director nominated by the Board for election at the 2022 Annual Meeting, (ii) against any nominees that were not nominated by the Board for election at the 2022 Annual Meeting, (iii) against any stockholder proposal to increase the size of the Board, and (iv) in favor of the ratification of the Company’s auditors. The Icahn Group has agreed to similarly vote its shares of Common Stock at the 2023 Annual Meeting if the Company has entered into a definitive agreement providing for a Transaction Event (which transaction event has not been consummated or terminated) at least thirty (30) days prior to the expiration of the Nominating Deadline for the 2023 Annual Meeting, and in such case, the Company has agreed to nominate the Icahn Designees for election as directors at the 2023 Annual Meeting. The Cooperation Agreement also provides that during the Standstill Period (as defined in the Cooperation Agreement) and with respect to consummating a Transaction Event, the Icahn Group will (i) be present for quorum purposes and vote its shares of Common Stock in favor of consummating such Transaction Event and approving the transactions contemplated thereby and (ii) validly tender or cause to be tendered and not withdrawn in an offer constituting a Transaction Event, any and all shares of Common Stock subject to such offer, pursuant to and in accordance with the terms of the offer, no later than ten (10) business days after the filing of the Schedule TO with respect to such offer. The Icahn Group also agreed to take all other actions reasonably requested by the Company in connection with the consummation of the Transaction Event.
Pursuant to the Cooperation Agreement, the Company and the Icahn Group agreed, under certain conditions, to negotiate and enter into a registration rights agreement granting the Icahn Group certain customary registration rights with respect to certain shares of the Common Stock beneficially owned by the Icahn Group.
The foregoing description of the Cooperation Agreement is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Amended Rights Agreement
On May 9, 2022, the Company entered into Amendment No. 1 to the Rights Agreement (the “Rights Agreement Amendment”) by and between the Company and Equiniti Trust Company. The Rights Agreement Amendment amends the Rights Agreement to increase the beneficial ownership percentage included in the definition of “Acquiring Person” from 10% to 24.9% and to delete the concept of a “Passive Institutional Investor”.
The foregoing description of the Rights Agreement Amendment is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.
The information set forth in Item 1.01 above under the subsection “
Amended Rights Agreement
” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retirement of John Hester as President and Chief Executive Officer of Southwest and Resignation from the Southwest Boards
On May 5, 2022, Mr. Hester retired as President and Chief Executive Officer of Southwest, effective as of May 5, 2022 (the “Effective Date”). In connection with his retirement, Mr. Hester also resigned from the Southwest Boards, effective as of May 5, 2022. Mr. Hester’s decision to step down from the Southwest Boards was not the result of any disagreements with Southwest on any matter relating to Southwest’s operations, policies or practices.
Appointment of Karen Haller as President and Chief Executive Officer of Southwest and to the Board
On May 5, 2022, the Board appointed Ms. Haller, the Company’s Executive Vice President / Chief Legal and Administrative Officer, as President and Chief Executive Officer of Southwest, effective as of May 6, 2022. In addition, on May 6, 2022, the Board appointed Ms. Haller as a member of the Board, effective immediately following the completion of the 2022 Annual Meeting. Ms. Haller will continue to serve as a member of the Board of Directors of SWG. On May 5, 2022, the Board approved the following compensation terms for Ms. Haller: (i) an annual base salary of $800,000, (ii) a performance-based restricted stock unit award (“Performance Shares”) opportunity equal to 190% of her base salary, (iii) a time-based restricted stock unit award (“time-lapse RSUs”) opportunity equal to 70% of her base salary, and (iv) an annual cash incentive opportunity equal to 100% of her base salary, with each of the Performance Shares and time-lapse RSU awards described above subject to vesting and forfeiture on terms substantially similar to awards made to other executive officers of the Company. Ms. Haller’s compensation arrangements remain otherwise unchanged from those previously disclosed.
Ms. Haller joined SWG in March 1997 and has served as Executive Vice President / Chief Legal and Administrative Officer of the Company since May 2018. She previously served as Senior Vice President / General Counsel and Corporate Secretary of the Company from January 2017 until May 2018. She holds a bachelor’s degree in finance from the University of Wyoming and received her J.D. from Cornell Law School.
Neither Ms. Haller nor any member of her immediate family has or has had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of
Regulation S-K.
Thomas A. Thomas and Robert L. Boughner to Resign from the Board following the 2022 Annual Meeting and Increase in Size of Board
On May 6, 2022, Messrs. Thomas and Boughner each informed the Board of their decisions to resign as members of the Board immediately following the completion of the 2022 Annual Meeting. Messrs. Thomas and Boughner will continue to serve on the Board until the time of the 2022 Annual Meeting. Neither of Messrs. Thomas’s nor Boughner’s decisions to resign as members of the Board immediately following the completion of the 2022 Annual Meeting were the result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.
On May 6, 2022, the Board increased the size of the Board, effective immediately following the 2022 Annual Meeting, by one director, from 10 to 11.
Appointments of the Icahn Designees to the Board
On May 6, 2022, the Board appointed each of Messrs. Evans, Linginfelter and Frisby (collectively, the “Icahn Designees”) to the Board, effective immediately following the 2022 Annual Meeting. The Board will make a determination prior to the effectiveness of the appointments of the Icahn Designees to the Board with respect to whether each Icahn Designee qualifies as an independent director within the meaning of the New York Stock Exchange (“NYSE”) listing standards. In connection with their appointments to the Board, the Board will appoint each of the Icahn Designees to the Strategic Transactions Committee, subject to certain limitations set forth in the Cooperation Agreement. The Board has not yet determined the assignments of the Icahn Designees to any other committees of the Board.
Mr. Evans has worked in the energy and utility industry for 28 years across a broad spectrum of capital intensive businesses. He is the retired Chief Financial Officer of Southern Company (NYSE: SO), an electric and natural gas public utility holding company, where he served as Chief Financial Officer from June 2018 to September 2021 and had responsibility for all investor interaction, public reporting, information technology and cyber security, business development, risk and capital deployment. Prior to its acquisition by Southern Company, he served as the Chairman, President and Chief Executive Officer of AGL Resources, Inc. (“AGL”), the largest publicly traded gas distribution company in the United States, from April 2017 until June 2018. In this role he was keenly focused on employee and public safety, customer satisfaction, modernization and growth. He also served as Chief Operating Officer of AGL from April 2016 until April 2018 and, during his 15 years at the company, also held the positions of Treasurer and Chief Financial Officer. Prior to AGL, Mr. Evans spent nine years with Mirant Corp., a global energy provider and commodity trading company. Mr. Evans began his career at the Federal Reserve Bank of Boston and has a Bachelor of Arts in Economics from Emory University, where he currently serves as a trustee. Mr. Evans is actively engaged in his community and has served as Chair for a number of philanthropic organizations, including the Grady Hospital Foundation and Zoo Atlanta. Mr. Evans currently qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.

Mr. Linginfelter has more than 35 years of natural gas utility experience. He retired as Executive Vice President of Southern Company Gas in 2019. As EVP, he was responsible for all day-to-day operations
of the largest gas utility in the United States, serving approximately 4.5 million customers through seven gas companies across seven states. Responsibilities included safety, construction, customer service, engineering, reliability, marketing, environmental, gas supply and control, budgeting and planning, external affairs, and financial performance, among other duties. He also served for many years on the board of the company’s captive insurance business which assesses and mitigates risk and liability issues across the corporation. In addition to his broad executive and operating experience, Mr. Linginfelter has extensive experience in regulatory and legislative affairs, with a track record of achieving constructive and trustworthy engagement and positive outcomes with regulators and elected officials across several jurisdictions. Mr. Linginfelter is former Chairman of the Southern Gas Association and served on the American Gas Association Leadership Council for several years. He serves on numerous not-for-profit boards
and was Chairman of the Georgia Chamber of Commerce in 2016. He holds a Bachelor’s Degree in Industrial Management from Georgia Tech and an MBA from the J. Mack Robinson College of Business at Georgia State University. Mr. Linginfelter is a Fellow of CEO Perspectives leadership program – University of Chicago’s Booth School and Northwestern University’s Kellogg School.
Mr. Frisby is an experienced executive and board member, and a nationally known expert on legal, regulatory and public affairs matters in the fields of energy, telecommunications, and technology. Mr. Frisby served as a Partner at the Stinson LLP law firm from September 2009 until December 2021 where he led the Telecommunications Group and was co-leader of
the firm’s State Utilities Practice Group. Following his retirement from Stinson LLP, Mr. Frisby serves as President of The HRF Group, a strategic and regulatory consulting firm. Mr. Frisby previously served on the Board of Pepco Holdings, Inc. (formerly NYSE: POM), an S&P 500 energy utility, from September 2012 until March 2016 (when it was acquired by Exelon Corporation), where he was a member of the Finance and Compensation/Human Resources Committees. Prior to its acquisition by Windstream, Mr. Frisby served on the Board of PAETEC Holdings, a national Fortune 1000 competitive telecommunications company (“CLEC”), from February 2007 until November 2011, where he was a member of the Compensation Committee. Mr. Frisby served as Senior Energy Advisor to the National Urban League where he counseled it on national energy policy, edited several policy white papers, and made numerous presentations on its behalf. He is on the Advisory Boards of Intelis Capital and Geosite. Mr. Frisby served as President/CEO of the Competitive Telecommunications Association (now INCOMPAS) from 1998 to 2005. In this position, he was a primary advocate for the CLEC industry, and was responsible for developing and implementing national regulatory and public affairs strategies. Prior to that, Mr. Frisby served as Chairman of the Maryland Public Service Commission. During this period, he also served as Vice Chair of the Telecommunications Committee of the National Association of Regulatory Utility Commissioners (“NARUC”) and functioned as a spokesperson for NARUC. Mr. Frisby has frequently written and lectured on energy and telecommunications issues and has been repeatedly named as one of Washington’s Super Lawyers. He is past Chair of the American Bar Association’s Standing Committee on Governmental Affairs. Mr. Frisby is a Senior Fellow of the Administrative Conference of the United States and previously served as Chair of its Committee on Regulation. He received the Energy Bar Association’s 2019 State Regulatory Practitioner Award for his innovation and superior advocacy. He was recognized as the “2022 Lawyer of the Year in Administrative and Regulatory Law in Washington, DC” by Best Lawyers. Mr. Frisby is a graduate of Yale Law School and Swarthmore College.
Messrs. Evans, Linginfelter and Frisby’s compensation as directors will be consistent with the compensation policies applicable to the Company’s other independent directors. The Company will enter into indemnification agreements with Messrs. Evans, Linginfelter and Frisby in connection with their respective appointments to the Board, which will be in substantially the same form as those entered into with the other directors of the Company. None of Messrs. Evans, Linginfelter and Frisby nor any member of their immediate families has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of
Regulation S-K.
The arrangements pursuant to which each of Messrs. Evans, Linginfelter, Frisby will be appointed to the Board are set forth in the description of the Cooperation Agreement under Item 1.01 above.

Item 8.01.	Other Events.
On May 6, 2022, the Company announced that the 2022 Annual Meeting was rescheduled from May 12, 2022 to 11:00 a.m. EDT on Thursday, May 19, 2022 in order to provide the Company’s stockholders with adequate time to review and consider the information disclosed in this Current Report on Form
8-K.
The record date for the 2022 Annual Meeting is unchanged. As previously announced, stockholders of record as of March 21, 2022 are entitled to vote at the 2022 Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated May 9, 2022, between Southwest Gas Holdings, Inc. and Equiniti Trust Company, as Rights Agent

10.1	Cooperation Agreement, dated as of May 6, 2022, by and among the Icahn Group and Southwest Gas Holdings, Inc.

104	Cover Page formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: May 10, 2022	/s/ Thomas E. Moran
Thomas E. Moran
Vice President/Corporate Secretary/Legal Counsel

SOUTHWEST GAS CORPORATION

Date: May 10, 2022	/s/ Thomas E. Moran
Thomas E. Moran
Vice President/Corporate Secretary/Legal Counsel